Exhibit 23.1

                        CONSENT OF INDEPENDENT ACCOUNTANT


We hereby consent to the incorporation by reference in the Registration Statements No. 333-133939, 333-137645, 333-140872 and 333-147612 on Form S-8 of
our report dated April 11, 2008, relating to the financial statements of Quest Minerals & Mining Corp., which appears in this Annual Report on Amendment No. 1 to Form 10-KSB of Quest Minerals & Mining Corp. for the years ended December 31, 2007, and 2006.


/s/ Kempisty & Company CPAs, PC

Kempisty & Company
Certified Public Accountants PC
New York, New York

April 28, 2008